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Exhibit 3.1             AMENDED ARTICLES OF INCORPORATION
                                       OF
                                DERBY FARMS, INC.

                  We, the undersigned President and Secretary-Treasurer, pursuant to the Uniform Business Corporation Act Section 16-1057 do adopt the following Article of Amendment: ARTICLE I

                  The name of this corporation is hereby amended to that of Commerce Oil of Kentucky, Inc.

                  IN WITNESS WHEREOF, we, the undersigned, being the President and Secretary-Treasurer, hereby certify that on the first day of December, 1981, a stockholder meeting of Derby Farms, Inc., was held in the offices of Commerce Oil located at 1701 West End Avenue in Nashville, Tennessee, whereby, 1,029,300 shares of a total of 1,750,000 shares issued and outstanding, all of which were entitled to vote, voted to amend the corporation as hereinabove stated.


                                            /s/  Sam J. Lewis
                                            -----------------
                                            Sam J. Lewis, Jr., President

                                            /s/  William Goodwin
                                            --------------------
                                            William Goodwin, Secretary-Treasurer

                 ---------------------------------------------

STATE OF TENNESSEE
COUNTY OF DAVIDSON

                  Be IT KNOWN AND REMEMBERED, that personally appeared before me, /s/ Elizabeth Daughuty, a Notary Public in and for the County and State aforesaid, Sam Lewis and William Goodwin, personally known to me to be the same and being the incorporators and all of same who signed the foregoing Amended Articles of Incorporation; and I having made known to them the contents of said Article, they did under oath severally acknowledge their signatures as their free act and deed and that the facts are truly set forth therein.

                  Given under my hand and seal of office this 19th day of January, at Nashville, Tennessee.


                                                     /s/  Elizabeth B Daughuty
                                                     -------------------------
         My Commission Expires Oct. 21, 1984         Notary Public


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